April 29, 2024 Crown Electrokinetics Names Sheldon Davis President of Electrokinetic Film Division LOS ANGELES, CA / ACCESSWIRE / April 29, 2024 / Crown Electrokinetics Corp. (NASDAQ:CRKN) ("Crown" or the "Company"), a leading smart glass technology company and an expert in constructing fiber optic networks, today announced that it has appointed Sheldon Davis as the president of its smart glass division effective immediately. Sheldon Davis is a customer and value-chain-focused R&D executive who has innovated and guided the development of ground-breaking products and processes that have delivered multi-million-dollar revenue and profit contributions to leading global organizations. He has led digital transformations, optimized efficiencies, and prudently allocated resources. He has spent the last 11 years at Guardian Industries as Vice President of Research, Development, and Innovation. Prior to Guardian Industries, Sheldon worked for Cabot Corporation for 12 years in various research and development roles. Sheldon is an inventor with granted US patents and holds a Ph.D. in Chemical Engineering. He is passionate about building, developing, and leading world-class teams and has built a reputation as a subject matter expert and trusted advisor to senior leadership, boards, and colleagues. Doug Croxall, CEO and Chairman, stated, "I am delighted to announce Sheldon's appointment as the president of our Electrokinetics Film division. After just a few months of his consultancy, it became evident that his extensive experience in the glass industry, particularly with smart glass technology, makes him the ideal candidate for a more formal and pivotal role in our company's future. Sheldon possesses a deep understanding of our technology and product strategy, and his assumption of leadership comes at a crucial juncture for us. As previously stated, Crown is gearing up to launch our Gen 1 Smart Window Insert. Sheldon's successful track record with Cabot Corporation and Guardian Industries in product launches will be directly advantageous to Crown, our customers, and shareholders." Sheldon Davis commented, "I am excited to join Crown as they are on the verge of launching what I believe is an outstanding product. I am looking forward to collaborating with their team to bring this amazing technology to the market, while growing the company." About Crown Electrokinetics Crown is comprised of two divisions, Fiber Optics and Electrokinetics Film. The Electrokinetics Film division is a smart glass technology and the creator of our Smart Window Insert based on its patented electrokinetic film. Crown's Fiber Optics division is a builder of underground fiber optic networks as well as other utility infrastructure projects.

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